UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 22, 2006


                              DHB INDUSTRIES, INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


        DELAWARE                    001-13112                   11-3129361
________________________     ________________________     ______________________
(State of Incorporation)     (Commission File Number)         (IRS Employer
                                                          Identification Number)


2102 SW 2ND STREET, POMPANO BEACH, FLORIDA                              33069
__________________________________________                            __________
 (Address of principal executive office)                              (Zip Code)


                                 (954) 630-0900
              ____________________________________________________
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
                 ______________________________________________
                 (Former Address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         (d)

         On November 22, 2006, the Board of Directors of DHB Industries, Inc. (the "Company") elected David Bell and Maurice J. Hannigan as directors.

         Mr. Bell is Chairman Emeritus of the Interpublic Group, a public company and one of the world's leading organizations of advertising agencies and marketing services companies, a position he has held since January 2005. Mr. Bell was Chief Executive Officer of Interpublic from 2003 to 2005 and joined the Company as Vice Chairman in 2001. Previously, Mr. Bell was Chairman and Chief Executive Officer of True North Communications Inc., a public company, and prior to that was President and CEO of Bozell Worldwide. He came to Bozell in 1975 when the agency acquired Knox Reeves Advertising, where he had been President since 1972.

         A member of the Ad Council's Board of Directors since 1997, Bell served as its Chairman from June 2002 until May 2003. Bell also served as Chairman of the American Association of Advertising Agencies in 1996-1997 and was a two-time Chairman of the American Advertising Federation. He is currently Chairman of the Advertising Educational Foundation and of PRO-AD PAC, the industry's Political Action Committee. Additionally, Mr. Bell serves on the Board of Directors of Primedia Inc. and as an independent director for Warnaco Group, Inc., both public companies. Mr. Bell is a graduate of Macalester College in St. Paul, Minnesota and went on to become the college's youngest trustee. He received both the Macalester College Distinguished Alumni Award and its Charter Centennial Medallion.

         Mr. Hannigan enjoyed a thirty-one year career with the California Highway Patrol, holding a variety of positions, including the last 7 years as Commissioner, before retiring in 1995. Since his retirement, Mr. Hannigan has been involved in a number of academic and advisory programs and currently sits on the Board of Directors of the National Executive Institute Associates of the Federal Bureau of Investigation Academy in Quantico, Virginia. He is a member of the Advocates for Highway Safety Committee, California Peace Officer's Association and the State and Provincial Division of the International Association of Chiefs of Police, where he served as Chairman from 1993-1995.

         Mr. Hannigan also was Chairman of the NAFTA Law Enforcement Sub-Committee of the U.S. Department of Transportation from 1993-1995, Chairman of the 1988 U.S. Surgeon General's Workshop on Driving Under the Influence, Law Enforcement Group and Chairman of the Occupant Restraint Committee, a Traffic Safety Summit sponsored by the U.S. Secretary of Transportation. He holds a Bachelor of Arts from Golden Gate University in the Administration of Justice program, in addition to several other educational honors.

         Concurrent with these two appointments, DHB Industries elected to increase the Board of Directors from six to eight members, of which seven are independent Directors.

         Also on November 22, 2006, each of Messrs. Bell and Hannigan received, in connection with his election to the Board of Directors, warrants to acquire 5,342 shares of the Company's common stock, which represents a pro rata portion of the 2006 directors' compensation for the remainder of the year 2006. The warrants are exercisable at $2.25, the closing price of the common stock on November 22, 2006.

         The press release issued by the Company on November 28, 2006 with respect to the election of Messrs. Bell and Hannigan is filed herewith as
Exhibit 99.1.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         (d)  Exhibits

         99.1      Press Release, dated November 28, 2006

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        DHB INDUSTRIES, INC.



                                        By: /s/ THOMAS C. CANFIELD
                                            ___________________________________
                                            Name: Thomas C. Canfield
                                            Title:  General Counsel & Secretary



Dated:  November 28, 2006

                                  EXHIBIT INDEX



99.1     Press Release, dated November 28, 2006.